CLASS A SHARES

FIG

CLASS A SHARES

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK

Fortress Investment Group LLC

CUSIP 34958B 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

Formed under the laws of the State of Delaware

THIS CERTIFIES THAT

is the owner of

CLASS A SHARES OF **FORTRESS INVESTMENT GROUP LLC**

(hereinafter called the "Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

CHIEF EXECUTIVE OFFICER

CHIEF OPERATING OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each shareholder who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Transfers/Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *shares*

represented by the Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

____
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.